As filed with the Securities and Exchange Commission on November 2, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASSOCIATED BANC-CORP
(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	39-1098068
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1200 Hansen Road
Green Bay, Wisconsin 54304
(920) 491-7000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Brian R. Bodager, Esq.
1200 Hansen Road
Green Bay, Wisconsin 54304
(920) 491-7000
(Name, address, including zip code, and telephone number
including area code, of agent for service)

Copy to:

Robert J. Wild, Esq.
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606
Telephone No.: (312) 782-0600
Facsimile No.: (312) 701-7711

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Proposed Maximum
		Proposed Maximum	Aggregate	Amount of
Title of Each Class	Amount to	Aggregate	Offering	Registration
of Securities to be Registered	be Registered	Price per Share	Price	Fee(1)
Common Stock, par value $0.01 per share	200,000(2)	(2)	(2)	(2)

(1)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)	The common stock being registered may from time to time be offered at indeterminate prices.

PROSPECTUS

Associated Banc-Corp

Common Stock

This prospectus relates solely to the resale of up to an aggregate of 200,000 shares of common stock of Associated Banc-Corp (“Associated,” “we,” “us,” or “our”) by the selling stockholders identified in the applicable prospectus supplement.. These shares consist of shares of our common stock that we will issue in connection with the settlement of accelerated share repurchases agreements that we may enter into from time to time in the future.

The selling stockholders identified in the applicable prospectus supplement may offer the shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 3. Each selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The registration of these shares for resale does not necessarily mean that the selling stockholders will sell any of their shares.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

The shares of our common stock are listed on the Nasdaq Global Select Market under the symbol “ASBC.” On November 1, 2006, the closing price of our shares was $32.56 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section of our Annual Report on Form 10-K that is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 2, 2006

FORWARD-LOOKING STATEMENTS

Statements made in this prospectus and in documents that are incorporated by reference which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including any statements regarding descriptions of management’s plans, objectives, or goals for future operations, products or services, and forecasts of our revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions.

Stockholders should note that many factors, some of which are discussed elsewhere in this prospectus and in the documents that are incorporated by reference, could affect our future financial results and could cause those results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this prospectus. These factors, many of which are beyond our control, include the following:

•	operating, legal, and regulatory risks;

•	economic, political, and competitive forces affecting our banking, securities, asset management, and credit services businesses;

•	integration risks related to acquisitions;

•	impact on net interest income of changes in monetary policy and general economic conditions; and

•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

BUSINESS

General

We are a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended. We were incorporated in Wisconsin in 1964 and were inactive until 1969 when permission was received from the Board of Governors of the Federal Reserve System (the “FRB” or “Federal Reserve”) to acquire three banks. At September 30, 2006, we owned one commercial bank located in Wisconsin, serving its respective local communities and, measured by total assets held at September 30, 2006, was the second largest commercial bank holding company headquartered in Wisconsin. We also owned 28 limited purpose banking and nonbanking subsidiaries located in Arizona, California, Illinois, Minnesota, Nevada, Vermont, and Wisconsin, that are closely related or incidental to the business of banking.

We provide our subsidiaries with leadership, as well as financial and managerial assistance in areas such as corporate development, auditing, marketing, legal/compliance, human resources management, risk management, facilities management, security, purchasing, credit administration, asset and liability management and other treasury-related activities, budgeting, accounting and other finance support.

Responsibility for the management of the subsidiaries remains with their respective boards of directors and officers. Services rendered to the subsidiaries by us are intended to assist the local management of these subsidiaries to expand the scope of services offered by them. At September 30, 2006, our bank subsidiary provided services through more than 320 banking offices serving more than 180 communities in Wisconsin, Illinois, and Minnesota.

Services

Through our banking subsidiary and various nonbanking subsidiaries, we provide a diversified range of banking and nonbanking products and services to individuals and businesses in the communities we serve. We organize our business into two reportable segments: Banking and Wealth Management. Our banking and wealth management activities are conducted predominantly in Wisconsin, Minnesota, and Illinois, and are primarily delivered through branch facilities in this tri-state area, as well as supplemented through loan production offices, supermarket branches, a customer service call center and 24-hour phone-banking services, an interstate Automated Teller Machine (ATM) network, and internet banking services. The banking segment represented approximately 90% of total revenues in 2005 and approximately 90% of total revenues during the nine months ended September 30, 2006. Our profitability is predominantly dependent on the net interest income, noninterest income, the level of the provision for loan losses, noninterest expense, and related income taxes of our banking segment.

Banking consists of lending and deposit gathering (as well as other banking-related products and services) to businesses, governments, and consumers, and the support to deliver, fund, and manage such banking services. We offer a variety of loan and deposit products to retail customers, including but not limited to: home equity loans and lines of credit, residential mortgage loans and mortgage refinancing, education loans, personal and installment loans, checking, savings, money market deposit accounts, IRA accounts, certificates of deposit, and safe deposit boxes. As part of our management of originating and servicing residential mortgage loans, nearly all of our long-term, fixed-rate residential real estate mortgage loans are sold in the secondary market with servicing rights retained. Loans, deposits, and related banking services to businesses (including small and larger businesses, governments/ municipalities, metro or niche markets, and companies with specialized lending needs such as floor plan lending or asset-based lending) primarily include, but are not limited to: business checking and other business deposit products, business loans, lines of credit, commercial real estate financing, construction loans, letters of credit, revolving credit arrangements, and to a lesser degree business credit cards and equipment and machinery leases. To further support business customers and correspondent financial institutions, we provide safe deposit and night depository services, cash management, international banking, as well as check clearing, safekeeping, and other banking-based services.

The wealth management segment represented approximately 10% of total revenues in 2005 and approximately 10% of total revenues for the nine months ended September 30, 2006. The wealth management segment provides a variety of fiduciary, investment management, advisory, and corporate agency products and services to assist customers in building, investing, or protecting their wealth, including insurance, brokerage, and trust/asset management. Customers include individuals, corporations, small businesses, charitable trusts, endowments, foundations, and institutional investors. The wealth management segment is comprised of a) a full range of personal and business insurance products and services (including life, property, casualty, credit and mortgage insurance, fixed annuities, and employee group benefits consulting and administration), b) full-service investment brokerage, variable annuities, and discount and on-line brokerage, and c) trust/ asset management, investment management, administration of pension, profit-sharing and other employee benefit plans, personal trusts, and estate planning.

RISK FACTORS

Before you decide to invest in our common stock, you should consider the risk factors discussed in any of our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus, including those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. See “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered for sale in this prospectus by the selling stockholders. The selling stockholders will receive all of the net proceeds from these sales.

PLAN OF DISTRIBUTION

Each prospectus supplement will describe the method of distribution of the securities.

DESCRIPTION OF COMMON STOCK

We have one class of common stock, the Associated common stock. Of the 250,000,000 shares of our common stock with a par value of $0.01 per share authorized, 130,308,978 shares were outstanding as of October 31, 2006, exclusive of shares held in treasury. Of the 750,000 shares of our preferred stock with a par value of $1.00 per share authorized, none was issued and outstanding as of October 31, 2006.

The following summary is not complete. You should refer to the applicable provision of our articles of incorporation and to the Wisconsin Business Corporation Law for a complete statement of the terms and rights of our common stock.

Dividend Rights.  Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of our assets legally available for payment, subject to the rights of holders of our preferred stock. No share of our common stock is entitled to any preferential treatment with respect to dividends.

Voting Rights.  Each holder of our common stock will be entitled at each stockholders meeting, as to each matter to be voted upon, to cast one vote, in person or by proxy, for each share of our common stock registered in his or her name on our stock transfer books. Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Voting rights are not cumulative, which means that holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

Rights Upon Liquidation.  Subject to the rights of holders of any of our preferred stock which may be issued from time to time, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock will be entitled to receive all of our assets remaining for distribution to our stockholders, on a pro rata basis.

Miscellaneous.  Shares of our common stock are not convertible into shares of any other class of capital stock. Shares of our common stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of our common stock are fully paid and nonassessable. Wisconsin law, however, may make stockholders personally liable for unpaid wages due employees for up to six months’ services, but not in an amount greater than the par value of the shares. Certain Wisconsin courts have interpreted “par value” to mean the full amount paid upon purchase of the shares. National City Bank is the transfer agent, registrar and dividend disbursement agent for our common stock.

EXPERTS

The consolidated financial statements of Associated Banc-Corp as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

VALIDITY OF COMMON STOCK

The validity of our common stock to be offered by the selling stockholders is being passed upon for us by Mayer, Brown, Rowe & Maw LLP.

WHERE YOU CAN FIND MORE INFORMATION

Associated files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy that information at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549
1-800-732-0330

You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.

The Securities and Exchange Commission also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers, including Associated, that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

The Securities and Exchange Commission allows Associated to “incorporate by reference” information into this document. This means that Associated can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the documents listed below that Associated has previously filed with the Securities and Exchange Commission. The documents contain important information about Associated and its financial condition.

Associated’s Filings (File No. 001-31343)	Period

Annual Report on Form 10-K	Year ended December 31, 2005
Quarterly Report on Form 10-Q/A	Quarter ended March 31, 2006
Quarterly Report on Form 10-Q	Quarter Ended June 30, 2006
Current Reports on Form 8-K	Filed on January 31, 2006, March 14, 2006, April 26, 2006, July 26, 2006, August 31, 2006 and October 25, 2006

Associated also incorporates by reference additional documents that Associated may file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this document. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain any of the documents incorporated by reference into this document through Associated or from the Securities and Exchange Commission’s website at http://www.sec.gov. Documents incorporated by reference are available from Associated without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into this document. You may also obtain documents incorporated by reference into this document by requesting them in writing or by telephone from Associated as follows:

Associated Banc-Corp
Attention: Secretary
1200 Hansen Road
Green Bay, Wisconsin 54304
(920) 491-7000

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses payable by us in connection with the issuance and distribution of the common stock being registered hereby. All amounts shown are estimates, except the SEC registration fee which is indeterminate.

SEC registration fee	$—
Printing expenses	5,000
Legal fees and expenses	25,000
Accounting fees and expenses	5,000

Total	$35,000

Item 15.	Indemnification of Directors and Officers

The Registrant is incorporated under the Wisconsin Business Corporation Law. Under Section 180.0851 of the Wisconsin Business Corporation Law, the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant, unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its stockholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the Wisconsin Business Corporation Law provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant’s Articles of Incorporation, Bylaws, a written agreement between the director or officer and the Registrant or a resolution adopted by the Board of Directors or adopted by majority vote of the Registrant’s stockholders.

Section 180.0859 of the Wisconsin Business Corporation Law provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the Wisconsin Business Corporation Law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

The Registrant’s Articles of Incorporation contains no provisions in relation to the indemnification of directors and officers of the Registrant.

Article XI of the Registrant’s Bylaws (“Article XI”) authorizes indemnification of officers and directors of the Registrant consistent with the description of the indemnification provisions in Section 180.0851 of the Wisconsin Business Corporation Law as described above. Article XI provides that the Registrant shall indemnify a director, officer, employee or agent of the Registrant to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including, but not limited to, any act or failure to act alleged or determined (i) to have been negligent, (ii) to have violated the Employee Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0832, 180.0833 and 180.1202 of the Wisconsin Business Corporation Law, or any successor thereto, regarding loans to directors, unlawful distributions and distributions of assets, which involves foreign, federal, state or local law and which is brought by or in the right of the Registrant or by any other person or entity, to which the director, officer, employee or agent was a party because he or she is a director, officer, employee or agent). In all other cases, the Registrant shall indemnify a director, officer, employee or agent of the Registrant against liability and expenses incurred by such person in a proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Registrant under the circumstances described above as set forth in Section 180.0851 of the Wisconsin Business Corporation Law. Article XI defines a “director, officer, employee or agent” as (i) a natural person who, is or was a director, officer, employee or agent of the Registrant, (ii) a natural person who, while a director, officer, employee or agent of the Registrant, is or was serving either pursuant to the Registrant’s specific request or as a result of the nature of such person’s duties to the Registrant as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, and (iii) a person who, while a director, officer, employee or agent of the Registrant, is or was serving an employee benefit plan because his or her duties to the Registrant also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan. Unless the context requires otherwise, Article XI indemnification extends to the estate or personal representative of a director, officer, employee or agent.

All officers, directors, employees and agents of controlled subsidiaries of the Registrant shall be deemed for purposes of Article XI to be serving as such officers, directors, employees and agents at the request of the Registrant. The right to indemnification granted to such officers and directors by Article XI is not subject to any limitation or restriction imposed by any provision of the Articles of Incorporation or Bylaws of a controlled subsidiary. For purposes of Article XI, a “controlled subsidiary” means any corporation at least 80% of the outstanding voting stock of which is owned by the Registrant or another controlled subsidiary of the Registrant.

Upon written request by a director, officer, employee or agent who is a party to a proceeding, the Registrant shall pay or reimburse his or her reasonable expenses as incurred if the director, officer, employee or agent provides the Registrant with: (i) a written affirmation of his or her good faith belief that he or she is entitled to indemnification under Article XI; and (ii) a written undertaking to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under Article XI is prohibited. The Registrant shall have the power to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent against any liability asserted against or incurred by the individual in any such capacity arising out of his or her status as such, regardless of whether the Registrant is required or authorized to indemnify or allow expenses to the individual under Article XI.

The right to indemnification under Article XI may be amended only by a majority vote of the stockholders and any reduction in the right to indemnification may only be prospective from the date of such vote.

Item 16.	Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on the 2nd day of November, 2006.

ASSOCIATED BANC-CORP

By:	/s/ Paul S. Beideman
Name: Paul S. Beideman

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian R. Bodager as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 2, 2006:

Signature	Title

/s/ Paul S. Beideman Paul S. Beideman	President and Chief Executive Officer

/s/ Joseph B. Selner Joseph B. Selner	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Karen T. Beckwith Karen T. Beckwith	Director

Ruth M. Crowley	Director

/s/ Robert C. Gallagher Robert C. Gallagher	Chairman of the Board

/s/ Ronald R. Harder Ronald R. Harder	Director

Signature	Title

/s/ William R. Hutchinson William R. Hutchinson	Director

/s/ Richard T. Lommen Richard T. Lommen	Director

/s/ John C. Meng John C. Meng	Director

/s/ J. Douglas Quick J. Douglas Quick	Director

/s/ Jack C. Rusch Jack C. Rusch	Director

/s/ John C. Seramur John C. Seramur	Vice Chairman

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in exhibit 5.1).
24.1	Power of attorney (included on signature page).